Exhibit 3.3


                             ARTICLES OF AMENDMENT
                              TO THE ARTICLES OF

                               INCORPORATION OF

                         QUAZON INVESTMENT CORPORATION

ARTICLE I
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     The name of the corporation is  Quazon Investment Corporation .

ARTICLE II
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     ARTICLE I of the Articles of Incorporation is hereby amended to read as follows:

                                   ARTICLE I

     Name. The name of the corporation (hereinafter called Corporation ) is Quazon International Corporation.

ARTICLE III
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     On the 23rd dat of June, 1990, the Board of Directors of Quazon
Investment Corporation unanimously adopted these Articles of Amendment to the Articles of Incorporation of Quazon Investment Corporation.

ARTICLE IV
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     On the 23rd day of June, 1990, Quazon Investment Corporation had two
shareholders owning 62,500 shares of common stock which stock was voted in favor of the proposed amendment, no shares against and no shares abstaining.

ARTICLE V
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     These Articles of Amendment to do change the capitalization of the corporation.

/s/ Steven D. Moulton
---------------------
Steven D. Moulton, President

/s/ Shannon E. Mouton
---------------------
Shannon E. Moulton, Secretary

<Stamp of approval of the Division of Corporations and Commercial Code of the
State of Utah Department of Business Regulation dated June 25, 1990 appears here>

STATE OF UTAH       )
                    : ss
COUNTY OF SALT LAKE )

     On the 23rd day of June, 1990, personally appeared before me Steven D. Moulton and Shannon E. Moulton and duly acknowledged to me that they are the persons who signed the foregoing instrument as the President and Secretary and that they have read the foregoing instrument and know the contents thereof and that the same is true of their own knowledge except as the those matters upon which they operate on information and belief and as to those matters they believe them to be true.

/s/ Kellie Humes
----------------
Notary Public

Residing in Salt Lake City, Utah.

My Commission Expires: 8-05-91.

<Notary Public Stamp of Kellie Humes appears here>

<Stamp of the State of Utah Division of Commercial Code appears here>

State of Utah Department of Corporations and Commercial Code

I Certify the foregoing has been filed and accepted in the office of the Division Pursuant to Utah Statute, and hereby issue this Certificate of Amendment this 25th day of June A.D. 1990.

/s/ Peter Van Alstyne
---------------------
Peter Van Alstyne
Division Director